UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

January 6, 2014
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On January 6, 2014, the Company issued a press release announcing that the start of the manufacturing ramp for the InTouch Sensors™ product line has been delayed until the second quarter of 2014.  In 2013, UniPixel provided hundreds of samples and demonstration units to key potential customers, including the delivery of a low-volume prototype order in December although no commercial production orders were shipped. The scaling from lab-based volumes to fully-automated, roll-to-roll production of InTouch films has proven to take longer than initially planned. Additional automated testing and in-line measurement equipment is planned to arrive in January, and this is expected to accelerate UniPixel’s remaining process development activities. This new equipment will also serve to provide the necessary quality control and quality assurance capabilities once the company begins manufacturing in commercial volumes.

In December, the company completed the installation of the first suite of manufacturing tools and cleanroom facilities at the Kodak facility in Rochester, NY. The installation includes plate mastering equipment, two roll-to-roll printing lines and four roll-to-roll plating lines in a world-class 100,000 sq. ft. manufacturing space. The Kodak Rochester facility, along with the existing printing line and three additional plating lines at UniPixel’s Texas facility, will serve as the foundation for UniPixel’s commercial volume manufacturing efforts. The company’s focus in the next two quarters will be on finalizing a highly reliable, high-volume manufacturing process to enable shipments of commercial volumes of InTouch Sensors in the second half of 2014.

Sales development activities are on-going and continue to grow with global Tier 1 and Tier 2 OEM, ODM and module integrators for Smartphone, tablet, notebook and all-in-one product applications.  UniPixel’s customers have indicated that InTouch Sensors remain their leading choice for alternative touch solutions.

The press release is included as Exhibit 99.1 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the press release is qualified in its entirety by reference to such Exhibit.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

Exhibit Number	Description

99.1	Press Release dated January 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 6, 2014	By:	/s/ Jeffrey Tomz
		Name:	Jeffrey Tomz
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 6, 2014.